UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 10, 2019

Command Center, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Washington	000-53088	91-2079472
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3609 S. Wadsworth Blvd., Suite 250, Lakewood, CO		80235
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (866) 464-5844

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	CCNI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On July 10, 2019, Command Center Inc., a Washington corporation (the “Company”), held its 2019 Annual Meeting of Shareholders (the “Annual Meeting”). The following matters were submitted to a vote of the Company’s shareholders at the Annual Meeting: (i) the election of seven directors to serve until the Company’s 2020 Annual Meeting of Shareholders and until their successors are duly elected and qualify, (ii) the approval of the reincorporation of the Company in the State of Delaware, (iii) the approval of an amendment to the Company’s Articles of Incorporation (a) to increase the Company’s authorized capital stock from 8,749,999 to 31,000,000 shares and correspondingly increase the authorized shares of common stock, par value $0.001 per share (the “Common Stock”), from 8,333,333 to 30,000,000 shares and the authorized shares of preferred stock, par value $0.001 per share, from 416,666 to 1,000,000 shares, and (b) to change the name of the Company to “HireQuest, Inc.”, (iv) the approval of the issuance of shares of the Company’s Common Stock in connection with the merger of CCNI One, Inc., a Florida corporation and a wholly owned subsidiary of the Company, with and into Hire Quest Holdings, LLC (“Hire Quest”), with Hire Quest being the surviving entity and the subsequent merger of Hire Quest with and into Command Florida, LLC (“Command Florida”), a Florida limited liability company and a wholly owned subsidiary of the Company (the “Merger”), with Command Florida being the surviving entity and the resulting change of control for purposes of Nasdaq Listing Rule 5635, (v) the ratification of the selection of Plante & Moran, PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 27, 2019, (vi) a non-binding advisory vote to approve the compensation paid to the Company’s named executive officers, (vii) a non-binding advisory vote to determine the frequency of future advisory votes on executive compensation, (viii) a non-binding advisory vote to approve certain compensation arrangements that may be paid or become payable to the Company’s named executive officers upon completion of the Merger, and (ix) the approval of any adjournment of the Annual Meeting, for any reason. The number of shares of the Common Stock outstanding and eligible to vote as of June 17, 2019, the record date for the Annual Meeting, was 4,629,331.

Each of the matters submitted to a vote of the Company’s shareholders at the Annual Meeting was approved by the requisite vote of the Company’s shareholders, other than Proposal 7, where shareholders voted for the frequency of shareholder votes on executive compensation to be every one year. Pursuant to the results of the non-binding advisory vote to approve the frequency of shareholder votes on executive compensation, the Board of Directors of the Company has determined that the Company shall hold a shareholder vote on executive compensation annually. Set forth below is the number of votes cast for, against or withheld, as well as the number of abstentions, as to each such matter, including a separate tabulation with respect to each nominee for director, as applicable. No broker non-votes were received in connection with the voting. The results were as follows:

Proposal No. 1 Election of Directors Director Nominees	For	Withheld
Richard K. Coleman, Jr.	3,054,444	52,731
R. Rimmy Malhotra	3,054,444	52,731
JD Smith	3,054,444	52,731
Steven Bathgate	3,093,399	13,776
Lawrence F. Hagenbuch	3,091,399	15,776
Steven P. Oman	3,091,399	15,776
Galen Vetter	3,093,399	13,776

Proposal No. 2	For	Against	Abstain
The reincorporation of the Company in the State of Delaware	3,054,245	43,883	9,047

Proposal No. 3	For	Against	Abstain
The amendment to the Company’s Articles of Incorporation: (a) to increase the Company’s authorized capital stock from 8,749,999 to 31,000,000 shares and correspondingly increase the authorized shares of the Common Stock, from 8,333,333 to 30,000,000 shares and the authorized shares of preferred stock, par value $0.001 per share, from 416,666 to 1,000,000 shares, and (b) to change the name of the Company to “HireQuest, Inc.”	3,087,925	14,501	4,749

Proposal No. 4	For	Against	Abstain
The approval of the issuance of shares of the Company’s Common Stock in connection with the Merger and the resulting change of control for purposes of Nasdaq Listing Rule 5635	3,090,453	11,973	4,749

Proposal No. 5	For	Against	Abstain
Ratification of the selection of Plante & Moran, PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 27, 2019	3,098,578	4,431	4,166

Proposal No. 6	For	Against	Abstain
Non-binding advisory vote on the compensation paid to the Company’s named executive officers	3,050,578	50,928	5,669

Proposal No. 7	1 Year	2 Years	3 Years	Abstain
Non-binding advisory vote on the frequency of future non-binding advisory votes on executive compensation	2,988,094	87,445	26,722	4,914

Proposal No. 8	For	Against	Abstain
Non-binding advisory vote to approve certain compensation arrangements that may be paid or become payable to the Company’s named executive officers upon completion of the Merger	3,026,900	75,427	4,848

Proposal No. 9	For	Against	Abstain
Adjournment Proposal	3,052,948	48,179	6,048

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMAND CENTER, INC.

Dated: July 10, 2019	By:	/s/ Richard K. Coleman, Jr.
		Name:	Richard K. Coleman, Jr.
		Title:	President & Chief Executive Officer